Exhibit 10.5

CONTINUING LIMITED GUARANTY

THIS CONTINUING LIMITED GUARANTY (this “Guaranty”) dated June 27th, 2012 made by E. GERALD KAY (the “Guarantor”), in favor of PNC BANK, NATIONAL ASSOCIATION, a National Banking Association organized under the laws of the United States of America, having an office located at PNC Bank Center, Two Tower Center Boulevard, East Brunswick, New Jersey  08816, as Agent for the Lenders, (the “Bank”).

W I T N E S S E T H:

WHEREAS, pursuant to a certain Revolving Credit, Term Loan and Security Agreement (as it may be amended, supplemented, replaced or restated from time to time, the “Loan Agreement”) dated the date hereof by and among INTEGRATED BIOPHARMA, INC., InB:MANHATTAN DRUG COMPANY, INC., AGROLABS, INC., IHT HEALTH PRODUCTS, INC., VITAMIN FACTORY, INC., IHT PROPERTIES CORP., (collectively, “the “Borrower”), the Bank, the various financial institutions named therein or which hereafter become a party thereto (together with the Bank collectively, “Lenders”) and the Bank as agent for Lenders (in such capacity, “Agent”), the Lenders have agreed to make certain loans to the Borrower; and

WHEREAS, the Borrower and the Lenders agree that in order to secure said loans, the applicable parties shall execute the Loan Agreement and all of the Other Documents (as such term is defined in the Loan Agreement) to the extent it is a party thereto including, but not limited to this Guaranty (to the extent that it is a party thereto) and agree to the terms and conditions set forth herein or set forth elsewhere in the Loan Agreement and the Other Documents to the extent it is a party thereto; and

WHEREAS, as a condition precedent to the making of the loans by the Lenders to the Borrower, the Guarantor has agreed to guaranty to the Lenders repayment of the Obligations (as defined below) in accordance with and subject to the provisions of this Guaranty; and

WHEREAS, the Guarantor derives a benefit from the Lenders’ extension of credit to the Borrower pursuant to the Loan Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make and/or continue to make the Loans and Advances (as each such term is defined in the Loan Agreement), the Guarantor hereby agrees with the Lenders as follows:

1. In consideration of the Loans and Advances made pursuant to the terms of the Loan Agreement and the Other Documents, and to enable the Loans and Advances to be maintained or obtained by the Borrower under the terms of the Loan Agreement and the Other Documents, the Guarantor hereby irrevocably and unconditionally guarantees the full, prompt and unconditional payment, when due, whether by acceleration or otherwise, of any and all Obligations (as defined in the Loan Agreement) , together with interest thereon and all attorneys’ fees, costs and expenses of collection incurred by the Bank or Lenders in enforcing any of their rights under the Loan Agreement, the Other Document or this Guaranty (the “Obligations of the Borrower” or “Obligations”).  Notwithstanding any other provision of this Guaranty, the Guarantor shall only be liable hereunder for the Obligations up to a maximum aggregate amount of One Million and 00/100 Dollars ($1,000,000).

2. This Guaranty shall extend to and cover every extension or renewal of, and every obligation accepted in substitution for, any Obligations of the Borrower, which extensions, renewals or substitutions are herein consented and agreed to, and the Guarantor shall be bound hereby irrespective of the existence, value or condition of any collateral the Agent may at any time hold or the validity, irregularity or enforceability of any instrument, writing or arrangement relating to any such Obligations of the Borrower or collateral and irrespective of any present or future law or order of any government (whether of right or in fact) or of any agency thereof, purporting to reduce, amend or otherwise affect any Obligations of the Borrower or to vary the terms of payment of the Obligations.

3. The Guarantor hereby waives notice of acceptance of this Guaranty and also waives diligence, presentment, demand, protest and notice of dishonor of any obligations evidenced by a note or otherwise, and notice of any other kind whatsoever.

4. The Guarantor hereby assents to all terms and agreements made by the Borrower, or any other obligor under the Loan Documents with respect to the Loans and/or Advances, with the Lenders.

5. The Guarantor hereby consents and agrees that the Lenders may, without prejudice to any claim against the Guarantor hereunder, at any time, or from time to time, in the Lenders’ reasonable discretion and in accordance with the terms of the Loan Agreement and the Other Documents, and without notice to the Guarantor: (a) renew, extend or change the time of payment and the manner, place or terms of payment of any Obligations of the Borrower; (b) exchange, release or surrender all or any collateral which the Lenders may at any time hold as security for the Obligations of the Borrower, or the obligations of the Guarantor independently hereunder; (c) waive, release or subordinate any security interest, in whole or in part, now or hereafter held as security for any of the Obligations of the Borrower, or the obligations of the Guarantor hereunder; (d) sell and cause the Lenders, or any of them, to purchase any collateral in which the Lenders have a security interest at any public or private sale or at any broker’s board, crediting net proceeds upon any obligation secured thereby; (e) settle or compromise, with the Borrower or with any other obligor with respect to the Loans and/or Advances, any Obligations of the Borrower; (f) subordinate the payment of any Obligations of the Borrower or obligations of any other person or entity to the payment of any other debt which may be owing to the Lenders; or (g) apply any sums by whomsoever paid or whosoever realized to any Obligations of the Borrower.

6. This Guaranty is a continuing guaranty and nothing shall terminate, discharge or satisfy the liability of the Guarantor hereunder until the Obligations of the Borrower shall have been indefeasibly paid in full, subject, however, to Section 23 below.

7. The Agent may, in its reasonable discretion, exercise any right or remedy which the Lenders have under this Guaranty, the Loan Agreement, the Other Documents, or by law (such rights and remedies being cumulative and not alternative or exclusive) without pursuing or exhausting any right or remedy which the Lenders have against the Borrower or any other person or entity or which the Lenders have with respect to any collateral or any other guaranty of any or all of such Obligations.  The Lenders need not join the Borrower or any other person or entity as a party in any action brought to enforce the provisions hereof; and the Lenders may exercise any right or remedy which they have under this Guaranty without regard to any actions or omissions of the Borrower or any other person or entity.

8. No delay on the Lenders’ part in exercising any right hereunder or in taking any action to collect or enforce payment of any Obligations of the Borrower, either as against the Borrower or any other person or entity, shall operate as a waiver of any such right or in any manner prejudice the Lenders’ rights against the Guarantor.

9. The Guarantor agrees that, if any of the Obligations of the Borrower are not paid when due after giving effect to any applicable grace and/or notice period set forth in the Loan Agreement and such Event of Default is continuing, the Guarantor will, without demand upon or notice to the Guarantor but subject to the limitations set forth in Section 1 herein, forthwith satisfy such Obligations, or if the maturity of any Obligations of the Borrower hereby guaranteed is accelerated, by bankruptcy or otherwise as against the Borrower, such maturity shall also be deemed accelerated for the purposes of this Guaranty and without demand upon or notice to the Guarantor, and the Lenders may collect from the Guarantor the total amount hereby guaranteed, subject to the limitations set forth in Section 1 herein.

10. As security for the performance of the Guarantor’s obligations hereunder, the Guarantor: (a) hereby acknowledges the assignment, pledge and grant by the Borrower to the Agent and Lenders, pursuant to the Loan Agreement, of a continuing security interest in and to all of the Collateral (as that term is defined in the Loan Agreement); and (b) grants the Lenders a right of setoff against all monies, deposits, instruments or other property of any kind, without limitation, owned by the Guarantor or in which the Guarantor has a joint or contingent interest and which now or any time hereafter are in the possession or control of the Lender or in transit by mail or carrier to or from the Lender or in possession of any third person acting on the Lender’s behalf for any reason whatsoever.

11. The Guarantor shall not exercise any rights it has acquired by way of subrogation under this Guaranty or otherwise, unless and until all of the Obligations of the Borrower have been paid in full.  If any payment is made to the Guarantor on account of such subrogation rights when any of the obligations of the Borrower are not paid in full, each and every amount so paid will forthwith be turned over to the Agent to be credited and applied upon any of the Obligations of the Borrower whether matured or unmatured.  Any and all present and future debts and obligations of the Borrower to the Guarantor are hereby waived and postponed in favor of and subordinated to the full payment and performance of all Obligations of the Borrower to the Lenders.

12. This Guaranty shall continue to be effective or reinstated, as the case may be, if at any time payment of any of the Obligations of the Borrower, or any part thereof, is rescinded or must otherwise be returned by the Lenders upon the insolvency or bankruptcy of the Borrower, or otherwise, as though such payment had not been made.

13. The release by the Lenders of any other guarantor, or settlement with such other guarantor or the revocation or impairment of such guaranty, shall not operate to prejudice the Lenders’ rights against the Guarantor hereunder.

14. No waiver of any of the Lenders’ rights hereunder and no modification or amendment of this Guaranty, shall be deemed to be made by the Lenders unless the same shall be in writing, duly signed on behalf of the Lenders by a duly authorized officer and the Guarantor, and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights or the obligations of the Guarantor to the Lenders in any other respect at any other time.

15. Notwithstanding anything herein to the contrary, until such time as the Obligations have indefeasibly been repaid in full, the Guarantor hereby irrevocably waives and covenants not to assert any and all legal and equitable rights to recover from the Borrower (i) any sums paid by the Guarantor under the terms of this Guaranty including, without limitation, all rights of subrogation and all other rights that would result in the Guarantor being deemed a creditor of the Borrower under the Federal Bankruptcy Code, and any other law, and (ii) any and all claims the Guarantor has or may have against the Borrower which are not related to or arising from or in connection with this Guaranty, or other documents delivered in connection with the Obligations, that do or would result in the Guarantor being deemed a creditor of the Borrower under the Federal Bankruptcy Code or any other law.

16. The Lenders shall be under no duty or obligation to the Guarantor or anyone else to, nor shall the Lenders have any liability whatsoever to the Guarantor or anyone else for failing to: (i) preserve, protect or marshal any collateral it may hold as security for the Obligations of the Borrower, or the obligations of the Guarantor hereunder; (ii) preserve or protect the rights of the Borrower or any other obligor with respect to the Obligations against any person claiming an interest in any collateral the Lenders may hold as security for the Obligations of the Borrower, or the obligations of the Guarantor hereunder; (iii) realize upon any collateral the Lenders may hold as security for the Obligations of the Borrower, or the obligations of the Guarantor hereunder; in any particular order or manner or seek repayment of the Obligations from any particular source; or (iv) permit any substitution or exchange of all or any part of any collateral the Lenders may hold as security for the Obligations of the Borrower, or the obligations of the Guarantor hereunder; or release any part of any said collateral from any lien, even if that substitution or release would leave the Lenders adequately secured.

17. All notices, requests and other communications pursuant to this Guaranty shall be in writing, to be delivered in the same manner as notices are to be given under the Loan Agreement, addressed to the Agent at its office located at 340 Madison Avenue, New York, New York  10173, Attention:  Joanne Fu, Relationship Manager, to the Guarantor at c/o Integrated BioPharma, Inc., 225 Long Avenue, Hillside, NJ 07205, or at such other address as either may give notice to the other as herein provided.  Any notice, request or communication hereunder shall be deemed to have been given when delivered.

18. The words importing the singular number mean and include the plural number and vice versa, and words of the masculine gender mean and include correlative words of the feminine and/or neuter gender and vice versa.

19. This Guaranty shall be construed in accordance with and governed by the laws of the State of New York.

20. This Guaranty shall be binding upon the Guarantor, as well as his heirs, beneficiaries, legal representatives, successors and/or assigns and inure to the benefit of the Lenders and the Lenders’ successors and permitted assigns as provided in Section 16.3 of the Loan Agreement.

21. THE GUARANTOR AND THE BANK EACH HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, OF ANY FEDERAL COURT LOCATED IN THE STATE OF NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE OBLIGATION.  THE GUARANTOR HEREBY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW THE DEFENSES OF FORUM NON CONVENIENS AND IMPROPER VENUE.

22. THE GUARANTOR AND THE BANK EACH EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION RELATING TO, IN CONNECTION WITH, OR ARISING OUT OF THIS GUARANTY OR ANY OTHER DOCUMENT DELIVERED IN CONNECTION WITH ANY OF THE OBLIGATIONS.

23. This Guaranty shall terminate at the earlier of (x) at such time as all Obligations are fully and indefeasibly paid in full to the Lenders or otherwise satisfied in full and (y) the date that each of the following has occurred: (i) the repayment or prepayment of the principal amount of the Term Loan in an amount of not less than $1,000,000, (ii) receipt and satisfactory review by the Agent of the Borrowers’ annual financial statements deliverable pursuant to Section 9.7 of the Loan Agreement for the fiscal year ending June 30, 2013 which shall reflect, among other things, a calculation of EBITDA (as such term is defined in the Loan Agreement) of the Borrowers of not less than $1,500,000 for such fiscal period, and (iii) receipt by the Agent of evidence that no Default and/or Event of Default shall have occurred and be continuing at such time.  Upon such termination, the Guarantor shall be released from all obligations under this Guaranty without any additional consent or action from any Lender or the Agent.

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty this 27th day of June , 2012.

WITNESS:

/s/ Dina L. Masi	/s/ E. Gerald Kay
Name: DINA L. MASI	Name: E. GERALD KAY

STATE OF NEW JERSEY:
        : SS.
COUNTY OF UNION:

BE IT REMEMBERED, that on this 26th day of June, 2012 before me, the subscriber, a Notary Public of New Jersey, personally appeared E. GERALD KAY, who, I am satisfied, is the person named in and who executed the within Guaranty, and thereupon he acknowledged that he signed, sealed and delivered the same as his act and deed, for the uses and purposes therein expressed.

By:	/s/ Mireille M. Antinozzi
Mireille M. Antinozzi
Notary Public
(Print Name and Title)